EXHIBIT 99.1

ABBM Group, Ltd LLP
Certified Public Accountants

9575 Katy Freeway, Suite 370
Houston, Texas 77024
(713) 552-9800
FAX (713) 552-9700
www.abbmgroup.com

April 18, 2012
By Fax and Regular Mail:   202.772.9252
SEC – Office of the Chief Accountant
Attn: SECPS Letter File
Securities and Exchange Commission
Mail Stop 6561
100 F Street, NE
Washington, DC 20549

By E-Mail and Regular Mail
Mr. Claus Wagner
Chief Executive Officer
Motor Sport Country Club Holdings, LLC
11100 W. 8th Avenue, Suite 200
Lakewood, CO 80215

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements being made by Motor Sport Country Club Holdings, Inc. in Item 4.02 of its Form 8-K dated April 18, 2012 and captioned “Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

ABBM Group, Ltd, LLP

International Associate
UK 200 GROUP
Affiliated Offices in Principal Cities Around The World